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                                                                     EXHIBIT 9.0


                             TO THE BOARD OF DIRECTORS OF
                                PREMIER CONCEPTS, INC.

    The undersigned hereby irrevocably constitutes and appoints for the term hereof the Board of Directors of Premier Concepts, Inc., acting by a majority, the undersigned's substitute, attorney and agent and in the undersigned's name, place and stead to vote as the undersigned's proxy as any regular or special meeting, and at any adjournment or adjournments thereof, of the shareholders of Premier Concepts, Inc., upon any question which may be brought before such meeting, including the election of directors, according to the number of votes that the undersigned should be entitled to vote if then personally present, with full power of substitution, subject to the following:

    1. All shares which are subject to this Proxy shall be voted in accordance and in conformity with the vote of the majority of shares of the Company's voting securities cast on any matter presented to the Company's shareholders for their approval at such meeting; and

    2. This Proxy shall terminate and expire twelve (12) months from the date hereof.

Dated:  October ____, 1996




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c:\premier\document\prx!gen.o96